Exhibit 10.1

MYLAN N.V.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made this     day of             , 2015, by and between Mylan N.V., a public limited company (naamloze vennootschap) organized in the Netherlands (the “Company”), and             (“Indemnitee”).

WHEREAS, Indemnitee is a director of the Board of Directors of the Company (the “Board”) and performs a valuable service in such capacity for the Company; and

WHEREAS, Article X of the Articles of Association of the Company (the “Articles”) provides for indemnification of and the payment of expenses to certain persons acting on behalf of the Company; and

WHEREAS, such Articles specifically provide that the rights to indemnification and the payment of expenses are not exclusive of any other right to which any person may be entitled under any agreement, and thus contemplate that agreements may be entered into with respect to indemnification and the payment and advancement of expenses; and

WHEREAS, the Company and Indemnitee recognize that the increase in corporate litigation subjects directors and officers to substantial risks of personal liability and expensive litigation; and

WHEREAS, the Company and Indemnitee further recognize that the cost of liability insurance for the Company’s directors and officers can be significant and continues to rise, and that there have been reports of general reductions in the coverage afforded by such insurance in some cases; and

WHEREAS, there may be uncertainties concerning the adequacy and reliability of the protection afforded by directors’ and officers’ liability insurance; and

WHEREAS, in order to ameliorate such uncertainties and to induce Indemnitee to continue to serve the Company, the Company has determined it to be fair and in the best interests of the Company to enter into this Agreement with Indemnitee.

NOW, THEREFORE, in consideration of Indemnitee’s continued service to the Company after the date hereof, the parties hereto, intending to be legally bound, agree as follows:

1. Certain Definitions.

(a) “Proceeding” shall mean any threatened, pending or completed claim, action, suit or proceeding, alternative dispute resolution mechanism, or any hearing, inquiry or investigation, that Indemnitee in good faith believes might lead to the institution of any such claim, action, suit, proceeding, hearing, inquiry, investigation, or alternative dispute mechanism, whether civil, criminal, administrative, investigative or otherwise, whether brought by a third party, in the name of the Company or otherwise, or by the Indemnitee.

(b) “Expenses” shall mean all expenses, liability and loss (including, without limitation, attorneys’ fees and disbursements and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness or potential witness in or participating in (including, without limitation, on appeal), or preparing to defend, to be a witness or potential witness in or participate in, any actual, threatened or completed action, suit, or proceeding, or any alternative dispute resolution mechanism, hearing or investigation), judgments, fines, awards, penalties, excise taxes pursuant to the Employee Retirement Income Security Act of 1974, as amended, or penalties, amounts paid in settlement (if such settlement is approved by the Company, which approval shall not be unreasonably withheld) and punitive and exemplary damages, actually incurred, in respect of any Proceeding, and any income taxes imposed on Indemnitee in any jurisdiction, including without limitation, the Netherlands, the United Kingdom, and any U.S. federal, state or local jurisdictions, as a result of the actual or deemed receipt of any payments under this Agreement or otherwise in respect of indemnification (and any income taxes attributable thereto). Expenses shall include, without limitation, any of the foregoing actually incurred by Indemnitee in connection with any Proceeding in which Indemnitee’s act or failure to act that gives rise to Indemnitee’s claim for indemnification constituted negligence, including, without limitation, active negligence.

(c) “Indemnitee Conduct Standard” shall mean that, with respect to Indemnitee’s act or failure to act that gives rise to Indemnitee’s claim for indemnification, Indemnitee’s actions did not constitute willful misconduct or intentional recklessness. The termination of any Proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the Indemnitee’s actions constituted willful misconduct or intentional recklessness.

2. Indemnification.

(a) The Company shall hold harmless and indemnify the Indemnitee against any and all Expenses actually incurred by Indemnitee in connection with any Proceeding to which the Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is involved (as a witness, potential witness or otherwise) by reason of (or arising as a whole or in part out of) the fact that Indemnitee is or was a director or officer of the Company or of any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to an employee benefit plan, whether the basis of such Proceeding is alleged action or the failure to take action in Indemnitee’s official capacity, or in any other capacity while serving as a director, officer, trustee, employee or agent (an “Indemnifiable Event”); provided, however, the Company shall indemnify Indemnitee hereunder in connection with any Proceeding (or part thereof) initiated by Indemnitee only if such Proceeding (or part thereof) was authorized by the Board or a committee of the Board to which the Board has duly delegated such authority, or except as otherwise provided herein (including, without limitation, in Section 5). Notwithstanding the foregoing provisions of this Paragraph 2(a), (i) in the event of a determination by a court (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee’s act or failure to act giving rise to the claim for indemnification did not satisfy the Indemnitee Conduct Standard or

(ii) the claim for which indemnification is sought was brought by or in the right of the Company and Indemnitee has been determined by a court (as to which all rights of appeal therefrom have been exhausted or lapsed) to be liable to the Company in respect of such claim, such claim shall not constitute an Indemnifiable Event and the Company shall have no obligation to indemnify Indemnitee hereunder against any Expenses in connection with such claim; provided, however, that such claim shall constitute an “Indemnifiable Event” and the Company shall indemnify Indemnitee for all Expenses hereunder in connection with such claim if and to the same extent that, notwithstanding such final judicial determination, such court or the Company shall have determined that indemnification of some or all Expenses incurred by Indemnitee is appropriate and permitted under applicable law.

(b) Without limiting the effect of any other provision of this Agreement, and in addition to the rights of Indemnitee elsewhere set forth in this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Paragraph 2(a) or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee in connection therewith. For purposes of this Paragraph 2(c), the term “successful on the merits or otherwise” shall include (i) any termination, withdrawal, dismissal, or other resolution (with or without prejudice) of any Proceeding against Indemnitee without any express determination by a court (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee’s act or failure to act giving rise to the claim for indemnification did not satisfy the Indemnitee Conduct Standard, or (ii) the expiration of a reasonable period of time after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement. The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee based on a determination by a court (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee’s act or failure to act giving rise to the claim for indemnification did not satisfy the Indemnitee Conduct Standard (including, without limitation, settlement of such Proceeding, with or without payment of money or other consideration, as long as the Company has approved the settlement, which approval shall not be unreasonably withheld) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(c) Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of (or arising as a whole or in part out of) the fact that Indemnitee is or was a director or officer of the Company or of any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to an employee benefit plan, a witness or a potential witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

3. Advancement of Expenses. The Company shall promptly pay (or reimburse Indemnitee for) all Expenses incurred by Indemnitee from time to time by reason of Indemnitee’s actual or threatened participation or involvement (as a party, witness or potential witness, or other participant) in any Proceeding (including, without limitation, appellate Proceedings and Proceedings by or in the right of the Company) for which a claim for indemnification is made hereunder, in advance of the final disposition of such Proceeding. Unless otherwise agreed by Indemnitee and the Company, Indemnitee will request third parties to furnish invoices relating to amounts incurred as Expenses directly to the Company, which shall promptly make payment thereon directly to such third parties without any out-of-pocket Expenses being incurred by Indemnitee.

4. Undertaking to Repay Expenses.

(a) In the event of a determination by a court (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee’s act or failure to act giving rise to the claim for indemnification did not satisfy the Indemnitee Conduct Standard or Indemnitee otherwise is not entitled to indemnity under Paragraph 2(a), the Indemnitee shall repay to the Company such amount of the Expenses or the appropriate portion thereof, so paid or advanced; provided, however, that Indemnitee shall not be obligated to make such repayment if and to the same extent that, notwithstanding such final judicial determination, such court or the Company shall have determined that indemnification of some or all Expenses incurred by Indemnitee is appropriate and permitted under applicable law.

(b) For purposes of any determination of the amount of Expenses, if any, subject to repayment under this Paragraph 4, such amount shall be determined taking into account the provisions of Paragraph 6 hereof.

5. Enforcement.

(a) Indemnitee shall be entitled to be indemnified for, and the Company shall be obligated to pay, any and all Expenses incurred by Indemnitee in connection with any action, suit or proceeding commenced by Indemnitee (and including, without limitation, such Expenses with respect to any appellate proceeding commenced thereon by either party) to enforce rights or to collect monies under, or interpret any of the terms of, this Agreement, the Articles, applicable law (including, without limitation, any applicable provisions of Dutch law) or under any liability insurance policies maintained by the Company; provided, however, that Indemnitee shall not be entitled to be indemnified for any such amount if, as a part of such action, suit or proceeding, a final judicial determination shall be made (as to which all rights of appeal therefrom have been exhausted or lapsed) that each and every material assertion made by Indemnitee as a basis of such action, suit or proceeding was frivolous. The Company shall pay all such Expenses in advance of the judicial determination of any such action, suit or proceeding contemplated in this paragraph (including, without limitation, appellate proceedings) in accordance with Paragraph 3 hereof.

(b) If a claim under Paragraph 2 is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, or if a claim under

Paragraph 3 is not paid in full by the Company within twenty days after a written claim has been received by the Company, Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, Indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit, including, without limitation, attorney’s fees.

6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of the parties to this Agreement to secure rights of Indemnitee to indemnification that are at least as favorable as may be permitted under Dutch law. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) Procedures. Indemnitee shall present in writing any claims for repayment or advancement of Expenses in connection with a Proceeding to the Executive Committee of the Board (the “Executive Committee”), unless the Indemnitee is a member of the Executive Committee, in which case the claim for repayment or advancement of Expenses shall be presented to the full Board or, if no member of the Board is disinterested, to independent legal counsel for the Company. Provided the claims meet the other requirements of this Agreement, the Executive Committee, the Board or independent legal counsel, as the case may be, shall then approve payment by the Company of those claims and so notify the Indemnitee within ten (10) days of its receipt of the claims for repayment or advancement.

(b) Presumption. It is presumed that Indemnitee is entitled to indemnification by the Company for the Expenses actually incurred by Indemnitee in respect of any Proceeding. For the purposes of this Paragraph 6, the Company shall have the burden of proof and the burden of persuasion by clear and convincing evidence to establish that Indemnitee is not entitled to be indemnified for any amount of Expenses actually incurred by Indemnitee in respect of any Proceedings.

(c) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses actually incurred by Indemnitee in respect of any Proceeding, but not for the total amount of such Expenses, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

7. Cooperation; Settlement. Indemnitee shall not make any admission or effect any settlement with respect to any Proceeding without the Company’s prior written consent. The Company shall not make any admission or effect any settlement with respect to any such Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent. The Executive Committee shall have the authority to make decisions for the Company with respect to any settlement relating to a Proceeding covered by this Agreement; provided, however, that if the Indemnitee is a member of the Executive Committee, then the full Board shall have such authority. Neither the Company nor Indemnitee will unreasonably withhold consent to any proposed settlement; provided, however, that if the Company withholds its consent to any settlement proposed reasonably and in good faith by Indemnitee, the Company shall thereafter, to the fullest extent permitted by law and this

Agreement, (i) advance attorneys’ fees and all other costs in the manner provided in Paragraph 3 hereof, with respect to any separate counsel thereafter retained by Indemnitee in connection with such Proceeding, and (ii) confirm in a manner reasonably satisfactory to Indemnitee that, with respect to such Proceeding, the Company shall provide indemnification and/or advancement of Expenses to Indemnitee without regard to any defense, offset, counterclaim or any other basis for which the Company may otherwise contest Indemnitee’s entitlement to such amounts. Indemnitee shall cooperate to the extent reasonably possible with the Company and its insurers in attempts to defend or settle such Proceeding.

8. Notification; Assumption of Defense; Selection of Counsel. As soon as practicable after receipt by Indemnitee of notice of the commencement of a Proceeding made against or otherwise involving Indemnitee for which Indemnitee may be entitled to be indemnified, Indemnitee shall notify the Company in writing of the commencement thereof (but the failure to notify the Company shall not relieve it from any liability which it may have under this Agreement unless and to the extent that it has been prejudiced in a material respect by such failure or from the forfeiture of substantial rights and defenses). The Company will be entitled to participate therein, and to the extent it may elect by written notice delivered to Indemnitee after receiving the aforesaid notice from Indemnitee, to assume the defense thereof with counsel reasonably satisfactory to Indemnitee, which may be the same counsel as counsel to the Company. Notwithstanding the foregoing, Indemnitee shall have the right to employ such Indemnitee’s own counsel in any such case, but the fees and costs of such counsel shall be at the expense of Indemnitee unless (i) the employment of such counsel shall have been authorized in writing by the Company, or (ii) the Company shall not have employed counsel reasonably satisfactory to Indemnitee to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) Indemnitee shall have retained such counsel pursuant to the provisions of Paragraph 7 hereof, or (iv) Indemnitee shall have reasonably concluded, based upon the written advice of counsel to Indemnitee, that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable. In any of the events referred to in (i) through (iv) in the preceding sentence, the Company shall not have the right to direct the defense of such action on behalf of Indemnitee, and the fees and costs of one separate counsel retained by Indemnitee shall be borne by the Company.

9. Subrogation; No Duplication of Payments.

(a) In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including, without limitation, the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

(b) The Company shall not be liable under this Agreement to make payment of any amounts contemplated under this Agreement, to the extent the Indemnitee has actually received payment (under any insurance policy, the Articles or otherwise) of the amounts otherwise payable hereunder.

10. Contribution. If the indemnification provided in Paragraph 2 is unavailable and may not be paid to Indemnitee because such indemnification is not permitted by law or otherwise under the provisions of this Agreement, then in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), the Company shall contribute to the fullest extent permitted by law, to the amount of Expenses incurred and paid or payable by Indemnitee in such Proceeding in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such Proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such Expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to among other things, the parties’ relative intent, knowledge, access to information, involvement, and opportunity to correct or prevent the circumstances resulting in such Expenses. The Company agrees that it would not be just and equitable if contribution pursuant to this Paragraph 10 were determined by pro rata allocation or any other method of allocation, which does not take account of the foregoing equitable considerations.

11. Liability Insurance and Funding.

(a) The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors’ and officers’ liability insurance, Indemnitee shall be insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers or directors and the Company shall use reasonable efforts to cause the Indemnitee to be named as an insured under any such insurance policy.

(b) Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by an affiliate of the Company. If such insurance is not obtained or maintained, then Indemnitee must be notified in advance in writing and, if and as requested by Indemnitee, the Company shall establish a trust fund or other comparable arrangement to support the indemnification obligations of the Company under this Agreement in an amount comparable to the highest amount of coverage previously secured through insurance during the three preceding years. The amount of funds to be contributed by the Company to such a trust fund or other comparable arrangement shall be determined by counsel mutually agreeable to the Company and the Indemnitee.

(c) If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

12. Scope; Non-exclusivity; Subsequent Changes in the Law.

(a) Scope. Notwithstanding any other provision of this Agreement that may limit, or appear to have the effect of limiting the Indemnitee’s right to indemnification by the Company pursuant to either the Articles or applicable provisions of Dutch law, the Company shall indemnify Indemnitee to the fullest extent permitted by Dutch law, notwithstanding that such indemnification is not specifically authorized by law, the other provisions of this Agreement, the Articles, any insurance policy, any agreement, any vote of shareholders of the Company or disinterested directors, or otherwise.

(b) Non-exclusivity. The right to indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Articles, any applicable laws and regulations in effect now or in the future, any insurance policy, any agreement, any vote of shareholders of the Company or disinterested directors, or otherwise, both as to actions in Indemnitee’s official capacity and as to actions in another capacity while holding such office. The protection and rights provided by this Agreement and all such other protections and rights are intended to be cumulative.

(c) Subsequent Changes in the Law. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule, or the interpretation thereof, which expands the right of the Company to indemnify the Indemnitee or any other person serving in a capacity referred to in Paragraph 2 hereof, such change shall be deemed to have been made to Indemnitee’s rights, and the Company’s obligations, respectively, under this Agreement. In the event of any change in any applicable law, statute, or rule, or the interpretation thereof, which narrows the right of the Indemnitee to receive indemnification and/or the advancement of Expenses hereunder, such change, to the extent not explicitly required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder and in no event shall apply with regard to the period prior to such change.

13. Continuation of Indemnity. All agreements and obligations of the Company and of the Indemnitee contained in this Agreement shall continue during the period the Indemnitee is a director or officer of the Company or any subsidiary (or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another company, partnership, joint venture, trust or other enterprise, including, without limitation, any employee benefit plan) and shall continue thereafter so long as the Indemnitee shall be subject to any Proceeding by reason of the fact that the Indemnitee was a director or officer of the Company or serving in any other capacity referred to above and in any case for at least ten (10) years following the termination of the Indemnitee’s service as a director or officer of the Company or any subsidiary.

14. Notices. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be in writing and shall be deemed to be given or made when personally delivered, or when deposited for mailing, first class, registered or certified mail, postage prepaid, addressed as follows:

If to the Company:

Mylan N.V.

[—]

[—]

Attention: Chief Legal Officer

If to Indemnitee:

to the most recent address on file with the Company,

or in accordance with the latest unrevoked written direction from either party to the other party hereto.

15. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason whatsoever:

(a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and

(b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware, without giving effect to the principles of conflict of laws thereof.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

18. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including, without limitation, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume all of the Company’s obligations under and agree to perform this Agreement in the same manner, and to the same extent that the Company would be required to perform if no such succession had taken place, and thereafter the term “Company” whenever used in this Agreement shall mean and include any such successor or transferee. This Agreement shall be for the sole benefit of the parties hereto and their respect successors and permitted assigns and shall not give any other person any legal or equitable right, remedy or claim.

19. Consent to Jurisdiction. The Company and Indemnitee each hereby consent to the non-exclusive jurisdiction of the Court of Chancery of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

20. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

21. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

22. Headings. The Paragraph and other headings contained in this Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

23. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

24. Supersedes Prior Agreement. From and after the date of this Agreement, this Agreement supersedes any prior indemnification agreement between Indemnitee and the Company or its predecessors; provided any such indemnification agreement in effect prior to the date of this Agreement shall continue in full force and effect with respect to any applicable period prior to the date of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

MYLAN N.V.

By:

INDEMNITEE

[Signature Page to Indemnification Agreement]

11